Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This is an Agreement by and among Party City Holdings Inc. and Party City Holdco Inc. (collectively, the “Company”) and Gregg A. Melnick (“Executive”) concerning Executive’s separation from the Company.

1.    Separation Date. Executive’s employment will cease as of August 31, 2018 (“Separation Date”). Except as provided below, Executive’s active participation in the Company’s benefit plans, including but not limited to vacation or other paid time off policies, will cease as of the Separation Date.

2.    Severance Pay. In return for Executive’s agreement to abide by the terms contained in this Agreement, the Company will provide the following benefits:

a.    Severance Pay: The Company will pay Executive severance pay through January 31, 2019 (“Severance Period”) at the rate of Executive’s usual and customary regular gross weekly rate of $17,163.46 (for an aggregate gross amount of $374,164.34) (“Severance”), less all applicable state, federal, local and other deductions payable, in the form of salary continuation over the Severance Period, with the first installment payable in arrears in the first regular payroll of the Company that occurs after this Agreement is executed and the revocation period set forth in paragraph 19 has expired, continuing in accordance with the Company’s regular payroll practices; and

b.    Bonus Payment: The Company will pay Executive an amount equal to 2/3 of his bonus for 2018 (for the period 1/1/18-8/31/18). Such bonus shall be paid consistent with the Company’s bonus plan for key executives as in effect as of the Separation Date with the actual amount of the bonus to be determined in good faith by the Board of Directors or the Compensation Committee thereof in accordance with the bonus plan in effect as of the Separation Date. The bonus payment shall be payable no later than March 15, 2019.

c.    Benefits: To the extent permitted by law, the Company will (i) maintain Executive’s welfare benefits that had been provided to him prior to the Separation Date and, further, (ii) the Company will assume the payment obligations associated with Executive’s share of any COBRA payments due for health insurance continuation and premiums, during that period that commences on the Separation Date through and ceasing on December 31, 2018.

d.    No Other Compensation Due and Owing: Executive acknowledges and agrees that no compensation or benefits are due and owing to him except as provided for herein, and that Executive has used all accrued vacation and PTO benefits.

e.    Executive understands and agrees that no payments described in paragraph 2(a), 2(b), or 2(c) (collectively, the “Separation Pay”) will be provided hereunder unless this Agreement is signed within the timeframe specified herein and not revoked.

3.    General Release. In consideration of the benefits being provided to Executive under Paragraph 2 of this Agreement, Executive, on behalf of himself and Executive’s heirs, estate, executors, beneficiaries, administrators, successors, assigns and all others connected with or claiming through Executive, irrevocably and unconditionally releases the Company, and all of its parents, subsidiaries, or other affiliated companies, and all of their present and former owners, directors, officers, presidents, shareholders, executives, employee benefit plans and all of the trustees, fiduciaries or administrators thereof, employees, insurers, attorneys, and agents (collectively referred to as “Releasees”), from any and all claims, actions and expenses (including attorneys’ fees and costs) of any nature, known or unknown, which Executive may have (or may be able to bring on behalf of another person), from the beginning of time to the date this Agreement is executed, relating in any way to Executive’s employment with or separation from the Company, or otherwise. This Release includes any claims of negligence, breach of contract, oral or written, implied or otherwise, wrongful discharge, defamation, other claims at common law and intentional torts, all statutory claims under federal, state and local laws regulating employment, including but not limited claims under the Employee Retirement Income Security Act (“ERISA”), the Americans With Disabilities Act, the Civil Rights Act of 1964 (Title VII), Age Discrimination in Employment Act, including the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the New York State Human Rights Law, the New York State Labor Law, the New York Civil Rights Law, the New York Non-Discrimination for Legal Activities Law, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, all laws in New York and New Jersey governing wage and hour, sick leave, workers’ compensation and the New York and New Jersey Constitutions; as well as claims under any other federal, state or local statute, order or regulation pertaining to leave or discrimination, retaliation, or harassment in employment on the basis of age, race, religion, disability, handicap, national origin, sex, sexual orientation, gender, or any other characteristic or conduct protected by law or other laws governing employment. Executive waives any and all right to future employment with the Company, and agrees not to seek reinstatement with the Company. Nothing in this Release affects Executive’s rights to vested benefits provided in accordance with the terms of an employee benefit plan subject to ERISA, if any, except as provided herein.

4.    Responsibility for Taxes and Indemnification. Executive acknowledges and agrees that no representations or advice have been made concerning the taxability or applicable tax rate of the payments specified in paragraph 2. Executive further represents that no liens have attached to the Separation Pay and acknowledges and agrees that Executive shall be solely responsible for payment of any liens which have or may attach to these payments, including, but not limited to, liens for medical bills or disability benefits, taxes, and/or attorneys’ fees. In the event the Internal Revenue Service, or any other taxing entity, including, but not limited to, the New Jersey Department of Taxation, or any court or other tribunal of competent jurisdiction, determines that all or part of the above payments specified in paragraph 2 constitute remuneration for which a lien has attached or any taxes are due and owing in excess of the withholdings taken from the Severance Pay, Executive shall be solely responsible for the payment of such liens or taxes. Executive agrees to make no claim against Releasees for payment of any such liens or taxes, or for the payment of any applicable interest or penalties. Executive agrees to fully indemnify the Releasees for any amounts paid, including, but not limited to, interest and penalties, in connection with any taxes or liens found to be due and owing by it with respect to the payments specified in paragraph 2. In the event it is ultimately determined that any liens or taxes are due and owing with respect to those payments, the validity of this Agreement shall not be affected in any way.

5.    Forfeiture of Rights Under the Long Term Incentive Agreement. Executive has executed a Restricted Stock Award Agreement (Time and Performance-Based Vesting) dated April 20, 2018 (the “RSA”). Notwithstanding the foregoing, Executive hereby acknowledges and agrees that, as of the Separation Date, he has not vested in any portion of the RSA. Accordingly, Executive agrees that as of the Separation Date he shall forfeit all rights which he has, or to which he may have, under the RSA.

6.    Extension of Post-Termination Exercise Periods. Executive was awarded certain non-qualified stock options (“Options”) pursuant to Nonqualified Stock Option Award Agreements dated April 1, 2013 and April 15, 2015 (collectively, the “Award Agreements”). Pursuant to the terms of the Award Agreements and the Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan (the “Plan”), Executive may exercise all or any part of the Vested Portion (as defined in the Award Agreements) of the Options prior to the date that is sixty (60) days following the Separation Date. Notwithstanding the terms of the Award Agreements and the Plan, Executive and Company have agreed to amend the post-termination exercise period for the Vested Portion of the Options until the date that is sixty (60) days following the end of the Severance Period and this Section 6 shall be deemed to be an amendment of the Award Agreements to effectuate such change. The parties agree that any Vested Portion of any Option granted to Executive not exercised within such extended time period shall be forfeited. Further, Executive acknowledges and agrees that any Unvested Portion (as defined in the Award Agreements) of the Options shall be forfeited as of the Separation Date and that Executive shall not accrue additional vesting during the Severance Period. For the avoidance of doubt, as of the date hereof, Executive and Company agree that the Vested Portion consists of time-vested options on 179,200 shares from the 2013 grant and time-vested options on 193,200 shares from the 2015 grant; further, as of the date hereof, Executive and Company agree that the unvested portion of the Award Agreements consists of performance-vested options on 336,000 shares from the 2013 grant and time-vested options on 128,800 shares from the 2015 grant.

7.    Confidentiality of Agreement. Executive promises not to discuss or disclose the amount or nature of the benefits paid to Executive under this Agreement to any person other than Executive’s spouse and Executive’s attorney and/or financial advisor, should one be consulted, provided that those to whom Executive makes such disclosure agree to keep said information confidential and not disclose it to others.

8.    No Claims. Executive represents that Executive does not currently suffer from any work related injury, and has been paid all wages and benefits due and owing up through the date of the Agreement. Executive affirms, by signing this Agreement, that no claims of any kind including, but not limited to, those relating to or arising out of Executive’s employment with the Company or the termination thereof, are currently pending against any of the Releasees and that, to the extent permitted by law, Executive agrees not to file any such actions in any court on behalf of himself or any other person for Executive’s monetary benefit or for any other purpose to the extent permitted by law. This does not apply to any claims which may not lawfully be released, waived or discharged by Executive including any claims which could be brought on his behalf by the Equal Employment Opportunity Commission; however, Executive hereby explicitly agrees to waive any right to monetary damages that any agency may recover against Releasees without regard as to who brought any said complaint or charge.

9.    Non-Disparagement. Neither party shall disparage the other party or any of his or its current or former officers, directors, employees, customers or potential customers, the general public, vendors or any other person. For the purposes of this paragraph, disparagement shall include, without limitation, any statement denigrating the Executive or the products or services of the Company and its affiliates, criticizing the financial status or management of the Executive, the Company or their affiliates, or criticizing the customers or vendors or vendors of the Executive, the Company or their affiliates. Neither party shall make any willfully false statements to any person about other party or any of his or its current or former officers, directors, employees, customers or potential customers, vendors or the professional abilities of same. Nothing in this paragraph shall prohibit either party from making any statement as may be required for any legitimate law enforcement purpose or in response to a valid subpoena or court order.

10.    No Admission of Liability. By this Agreement, the Company does not admit to any misconduct or violation of any law, regulation, or Company agreement, policy, or procedure and specifically denies any misconduct or violation of any law. Accordingly, this Agreement shall not be admissible in court as an admission, but only in an action to enforce it. Executive shall not be considered a prevailing party or a successful party.

11.    No Rights Under Employment Agreement. Executive hereby acknowledges and understands that the Employment Agreement between him and the Company expired as of December 31, 2017 and that he has no rights thereunder and that there are no payments or obligations due to him thereunder.

12.    Confidential Information and Trade Secrets. Each party acknowledges that during the course of Executive’s employment, each party has had access to the other party’s confidential information and trade secrets. Each party agrees not to use for any purpose or to disclose the other party’s “Confidential Information and Trade Secrets” to any third party. For purposes of this Agreement, “Confidential Information and Trade Secrets” includes any and all information of the other party that is not generally available to the public, including, without limitation, including, but not limited to, business plans, software programs, sales, marketing and pricing information, vendor and distributor contracts, manufacturing processes, intellectual property, client lists/information, client marketing materials, confidential information disclosed to the Company by third parties, and financial statements. Confidential Information and Trade Secrets shall not include any material or information that has entered the public domain through no fault of either party. The parties agree that it shall not be a violation of this Agreement for either party to disclose the other Party’s Confidential Information and Trade Secrets in any of the following cases:

a.    where disclosure is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law;

b.    where disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or

c.    where disclosure is to Executive’s attorney who is representing Executive in a claim that the Company retaliated against Executive for reporting a suspected violation of law. Executive or Executive’s attorney may use the Confidential Information and Trade Secrets in the court proceeding without violating this Agreement, only if any document containing the trade secret is filed under seal and Executive or Executive’s attorney does not disclose the Confidential Information and Trade Secrets, except pursuant to court order provided that, in each case, notwithstanding this immunity from liability, Executive may be held liable if Executive unlawfully accesses trade secrets by unauthorized means.

13.    Return of Company Property/Confidential Information. All written materials, records and documents made by Executive or coming into Executive’s possession during Executive’s employment by the Company concerning the business or affairs of the Company are the sole property of the Company. Executive represents that Executive either has returned or shall deliver the same to the Company by the Separation Date, without retaining any copies. Executive also agrees that Executive either has or will return any and all of the Company’s physical property of the Company in Executive’s possession, such as keys, computer equipment, access cards, and credit cards by the Separation Date. Executive understands that his access to the Company email and computer systems shall cease as of the Separation Date and he agrees to provide the Company with all passwords used to access any Company information. Executive understands and agrees that no Severance Pay shall be paid until all of the Company’s property has been returned.

14.    Noncompetition; Nonsolicitation.

a    Non-Competition. For eighteen (18) months following the Separation Date, Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity (a “person”) that is, or intends to be, engaged in any business which is in competition with any business of the Company or controlled affiliates with respect to any geographic area in which the Company, or any of its respective subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend so to operate, compete or become engaged in such business (a “Competitor”); provided, however, that the foregoing will not prohibit Executive from participating in or becoming associated with a person if (i) less than 10% of the consolidated gross revenues of such person, together with its affiliates, derive from activities or businesses that are in competition with any business of the Company or any of its subsidiaries or controlled affiliates (a “Competitive Business”) and (ii) the Company does not, directly or indirectly, participate in, become associated with, or otherwise have responsibilities that relate to the conduct or operations of, any Competitive Business that is conducted by such person or a division, group, or subsidiary or affiliate of such person. For purposes of this Agreement, the term “participate” includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, or owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market).

b.    Non-Solicitation. For eighteen (18) months following the Separation Date, Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the three-year period preceding the Separation Date is or was engaged in a business relationship with the Company or any of its respective subsidiaries or controlled affiliates to terminate its relationship with the Company or any of its respective subsidiaries or controlled affiliates or to engage in a business relationship with a Competitor.

c.    No Hire. For eighteen (18) months following the Separation Date, Executive will not, except with the prior written consent of the Company, directly or indirectly, induce any employee of the Company, any of its respective subsidiaries or controlled affiliates to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person (including employment as an independent contractor) who is or was employed by the Company or any of its respective subsidiaries or controlled affiliates unless such person shall have ceased to be employed by such entity for a period of at least twelve months. For purposes of this paragraph, “employment” shall be deemed to include rendering services as an independent contractor and “employees” shall be deemed to include independent contractors.

d.    Enforcement; Injunctive Relief. Executive acknowledges and agrees that the covenants and obligations in this Agreement with respect to non-competition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, are fair and reasonable and the result of negotiation. Executive further acknowledges and agrees that the covenants and obligations of Executive in this Agreement with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company and its respective subsidiaries and controlled affiliates, and the territories covered thereby, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company, and its respective subsidiaries and affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate, in each case, without the necessity of posting bond, to restrain Executive from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. If, at the time of enforcement of this section, a court holds that any of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, and/or geographical area legally permissible under such circumstances will be substituted for the period, scope and/or area stated herein. The applicable periods of restriction set forth herein will be tolled and will not run during any period during which Executive is in violation of such restriction.

15.    Cooperation. Executive agrees, upon reasonable notice, to cooperate in any Company investigation or any litigation, arbitration, or regulatory proceeding in which Company is or may become involved, regarding events that occurred during Executive’s tenure with Company. Executive agrees to make himself reasonably available to consult with Company’s representatives, including its counsel, to provide information, and to appear to give testimony. Company will reimburse Executive for reasonable out-of-pocket expenses that Executive incurs in extending such cooperation, so long as Executive provides written notice of his request for reimbursement and provide satisfactory documentation of the expenses.

16.    Indemnification. The Company shall indemnify, defend and hold harmless Executive from and against any and all against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees (“Losses”), that are actually incurred by Executive after his Separation Date and which losses arise out of or relate to Executive’s employment with the Company.

17.    Receipt of Process. In the event that Executive receives legal process seeking disclosure or production of this Agreement or any event regarding Executive’s employment with the Company, he agrees to notify the Company of any such proceedings within forty-eight (48) hours of being noticed of such proceeding, and refrain from disclosing any information in response to such process (if lawful to do so) until the Company has had an opportunity to contest such process or notifies Executive that it will not contest such process. Notice by Executive, as referenced in this paragraph, shall be given to Joseph J. Zepf, Esq., Party City Holdings Inc. 80 Grasslands Road, Elmsford, NY 10523, by either hand delivery or overnight delivery.

18.    Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

19.    Agreement Construction. This Agreement constitutes the entire agreement by and among the parties, and may not be modified, altered, or changed, except upon the written consent of all parties hereto. This Agreement supersedes all prior agreements between Executive and the Company, except that it does not supersede any confidentiality or restrictive covenant agreements executed by Executive unless specifically noted in this Agreement. The parties agree that there shall be no presumption against the drafter of this Agreement. If any part of this Agreement is found by a court to be void or unenforceable, the remaining parts shall be binding on the parties.

20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Any dispute arising out of or relating to this Agreement or its breach, interpretation, termination or validity shall be brought in the United States District Court for the Southern District of New York or the Supreme Court of New York.

21.    Voluntariness. Please read this document carefully. This is a legal document that includes a release of known and unknown claims. This Agreement may not be signed prior to the Separation Date. Executive has the right and is advised to review this document with an attorney. Executive, through the signature below, represents that Executive has read this Agreement and fully understands and voluntarily agrees to its terms. Executive understands that Executive is entitled to consider this Agreement for twenty-one days (21), and that the Agreement may be revoked in writing within seven (7) days of executing it. Any revocation must be in writing and received by Joseph J. Zepf, Esq. within the seven-day period. This Agreement shall not become effective or enforceable until the expiration of this seven-day period. Executive fully understands all of the terms and intent of this Agreement and executes it voluntarily, without coercion or duress, and with full knowledge of its significance and further acknowledges that he is receiving consideration in addition to anything of value to which he is already entitled by virtue of his employment with the Company or otherwise. Executive represents that Executive is competent to understand this agreement and to agree to be bound by this Agreement. Executive represents and acknowledges that Executive does not rely and has not relied upon any representation or statement made by the Company or by any of the Company’s agents, representatives or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than as specifically stated in this written Agreement.

This Agreement contains the complete understanding between Company and Executive, and no other promises or agreements shall be binding unless signed by the parties hereto. In signing this Agreement, the parties are not relying on any fact, statement, or assumption not set forth in this Agreement. By signing below, Company and Executive indicate that they have carefully read and understood the terms of this Agreement, enter into this Agreement knowingly, voluntarily, and of their own free will, understand its terms and significance and intend to abide by its provisions without exception.

Party City Holdings Inc.		Gregg A. Melnick
Party City Holdco Inc.

By:	/s/ James Harrison	By:	/s/ Gregg A. Melnick
Dated: August 31, 2018		Dated: August 30, 2018